                       FOUNDATION HEALTH CORPORATION
                                 EXHIBIT 11
                       Earnings Per Share Computation
                     Utilizing the Treasury Stock Method
                 (Dollars in thousands, except share amounts)

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

                                                                     Quarter Ended December 31,     Six Months Ended December 31,
                                                                   ---------------------------   -------------------------------
                                                                       1995          1994             1995            1994
                                                                   ------------  -------------   -------------   ---------------

Proceeds upon exercise of options outstanding                      $    104,499  $      55,100
                                                                    -----------   ------------
                                                                    -----------   ------------

Average market price of common stock                               $      41.83  $       33.86
                                                                    -----------   ------------
                                                                    -----------   ------------

Weighted average common shares outstanding                           57,277,763     54,755,405

Issued shares- exercise of options                                    3,174,637

Shares assumed to be repurchased with proceeds from exercise         (2,498,346)
                                                                    -----------   ------------    -------------   ------------

Weighted average shares outstanding (A)                              57,954,054     54,755,405       57,692,110     52,200,075
                                                                    -----------   ------------    -------------   ------------
                                                                    -----------   ------------    -------------   ------------

Net income (loss) for the period (B)                               $     41,648    $   (49,267)  $        81,053    $   (25,616)
                                                                    -----------   ------------    ---------------   -------------
                                                                    -----------   ------------    ---------------   -------------

Earnings (loss) per share   (B)/(A)                                $       0.72    $     (0.90)  $          1.40    $     (0.49)
                                                                    -----------   ------------    ---------------   -------------
                                                                    -----------   ------------    ---------------   -------------
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